SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

[(Amendment No. ___)]

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CEDAR SHOPPING CENTERS, INC.
(Name of Registrant as Specified in Its Charter)

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CEDAR SHOPPING CENTERS, INC.

_____________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2009

_____________________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cedar Shopping Centers, Inc. (the “Company”) will be held at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 34th Floor, New York, NY 10038, on Tuesday, June 16, 2009 at 2:30 in the afternoon for the following purposes:

1.	To elect seven Directors.
2.	To approve the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.
3.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

Stockholders of record at the close of business on April 24, 2009, shall be entitled to notice of, and to vote at, the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2009. THE PROXY STATEMENT AND OUR 2008 ANNUAL REPORT ARE AVAILABLE AT HTTP://WWW.CEDARSHOPPINGCENTERS.COM.

By order of the Board of Directors
Leo S. Ullman
Chairman of the Board

Dated:  April 27, 2009

Port Washington, NY

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

CEDAR SHOPPING CENTERS, INC.

44 SOUTH BAYLES AVENUE

PORT WASHINGTON, NEW YORK 11050

_____________________________

PROXY STATEMENT

_____________________________

The accompanying Proxy is solicited by the Board of Directors of Cedar Shopping Centers, Inc., a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on June 16, 2009, at 2:30 in the afternoon, or any adjournment thereof, at which stockholders of record at the close of business on April 24, 2009 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2008 is being mailed herewith to each stockholder of record. It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about April 27, 2009. The Company’s website address is www.cedarshoppingcenters.com.

On April 24, 2009, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting, 45,062,472 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each item on the agenda must receive the affirmative vote of a majority of the shares of Common Stock voted at the meeting in order to pass. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

It is expected that the following business will be considered at the meeting and action taken thereon:

1. ELECTION OF DIRECTORS

Pursuant to the Certificate of Incorporation and Bylaws, as amended, the director nominees elected at this Meeting will be elected to serve one-year terms that expire upon the date of the next annual meeting or until their respective successors are duly elected and qualified.

It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors’ judgment, the substitution of some other person or persons for these nominees, shares will be voted for such other persons as the Board of Directors may select.

The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director. The following table sets forth certain information with respect to the nominees.

NOMINEES FOR ELECTION

Name	Age	Principal Occupation and Positions Held	Served as a Director Since
James J. Burns	69

Mr. Burns, a director since 2001 and a member of the Audit (Chair), Compensation and Nominating/Corporate Governance Committees, was chief financial officer and senior vice president of Reis, Inc. (formerly Wellsford Real Properties, Inc.) from December 2000 until March 2006, and vice chairman from April 2006 until March 2009, when he became a consultant to that company. He joined Reis in October 1999 as chief accounting officer upon his retirement from Ernst & Young LLP in September 1999. At Ernst & Young LLP, Mr. Burns was a senior audit partner in the E&Y Kenneth Leventhal Real Estate Group for 22 years. Since 2000, Mr. Burns has also served as a director of One Liberty Properties, Inc., a real estate investment trust listed on the New York Stock Exchange. Mr. Burns is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Burns received a B.A. and M.B.A. from Baruch College of the City University of New York.

			2001

Richard Homburg	60

Mr. Homburg, a director since 1999, and chairman from November 1999 to August 2000, was born and educated in the Netherlands. Mr. Homburg was the president and CEO of Uni-Invest N.V., a publicly-listed Netherlands real estate fund, from 1991 until 2000. In 2002, an investment group purchased 100% of the shares of Uni-Invest N.V., taking it private, at which time it was one of the largest real estate funds in the Netherlands with assets of approximately $2.5 billion. Mr. Homburg is chairman and CEO of Homburg Invest Inc. and president of Homburg Invest USA Inc. (a wholly-owned subsidiary of Homburg Invest Inc., a publicly-traded Canadian corporation listed on the Toronto and Euronext Amsterdam Stock Exchanges). In addition to his varied business interests, Mr. Homburg has served on many boards. Previous positions held by Mr. Homburg include president and director of the Investment Property Owners of Nova Scotia, the Evangeline Trust and the World Trade Center in Eindhoven, the Netherlands, as well as director or advisory board member of other large charitable organizations. Mr. Homburg holds an honorary Doctorate in Commerce from St. Mary’s University in Canada and an honorary Doctorate in Law from the University of Prince Edward Island.

			2002

Pamela N. Hootkin	61

Ms. Hootkin, a director since June 2008 and a member of the Audit and Nominating/Corporate Governance Committees, has been senior vice president, treasurer and director of investor relations at Phillips-Van Heusen Corporation since June 2007. She joined Phillips-Van Heusen in 1988 as vice president, treasurer and corporate secretary and in 1999 became vice president, treasurer and director of investor relations. From 1986 to 1988, Ms. Hootkin was vice president and chief financial officer of Yves Saint Laurent Parfums, Inc. From 1975 to 1986, she was employed by Squibb Corporation in various capacities, with her last position being vice president and treasurer of a division of Squibb. Ms. Hootkin is a board member of Safe Horizon, New York (a not-for-profit organization) where she also serves on the executive and finance committees. Ms. Hootkin received a B.A. from the State University of New York at Binghamton and an M.A. from Boston University.

		2008

Paul G. Kirk, Jr.	71

Mr. Kirk, a director since 2005 and a member of the Nominating/Corporate Governance (Chair) and Compensation Committees and the Lead Director (as among the independent directors), is a retired partner of the law firm of Sullivan & Worcester, LLP of Boston, MA. He was a member of the firm from 1977 through 1990. He also serves as Chairman and CEO of Kirk & Associates, Inc., a business advisory and consulting firm. Mr. Kirk currently serves on the Board of Directors of the Hartford Financial Services Group, Inc. and Rayonier, Incorporated (a real estate investment trust listed on the New York Stock Exchange). He has previously served on the Boards of Directors of ITT Corporation (1989-1997) and of Bradley Real Estate, Inc. (1991-2000), a real estate investment trust that was subsequently acquired by Heritage Property Investment Trust, Inc. Mr. Kirk also serves as Chairman of the Board of Directors of the John F. Kennedy Library Foundation and was a founder and continues to serve as co-chairman of the Commission on Presidential Debates. From 1985 to 1989, Mr. Kirk served as Chairman of the Democratic Party of the U.S., and from 1983-1985 as its Treasurer. A graduate of Harvard College and Harvard Law School, Mr. Kirk is past-Chairman of the Harvard Board of Overseers’ Nominating Committee and currently serves as Chairman of the Harvard Board of Overseers’ Committee to Visit the Department of Athletics. He has received many awards for civic leadership and public service, including honorary doctors of law degrees from Stonehill College and the Southern New England School of Law.

		2005

Everett B. Miller, III	63

Mr. Miller, a director since 1998 and a member of the Audit and Compensation Committees, is vice president of alternative investments at the YMCA Retirement Fund. In March 2003, Mr. Miller was appointed to the Real Estate Advisory Committee of the New York State Common Retirement Fund. Prior to his retirement in May 2002 from Commonfund Realty, Inc., a registered investment advisor, Mr. Miller was the chief operating officer of that company from 1997 until May 2002. From January 1995 through March 1997, Mr. Miller was the Principal Investment Officer for Real Estate and Alternative Investment at the Office of the Treasurer of the State of Connecticut. Prior thereto, Mr. Miller was employed for eighteen years at affiliates of Travelers Realty Investment Co., at which his last position was senior vice president. Mr. Miller received a B.S. from Yale University.

1998

Leo S. Ullman	69

Mr. Ullman, chief executive officer, president and chairman of the board of directors, has been involved in real estate property and asset management for more than thirty years. He was chairman and president since 1978 of the real estate management companies, and their respective predecessors and affiliates, which were merged into the Company in 2003. Mr. Ullman was first elected as the Company’s chairman in April 1998 and served until November 1999. He was re-elected in December 2000. Mr. Ullman also has been chief executive officer and president from April 1998 to date. He has been a member of the New York Bar since 1966 and was in private legal practice until 1998. From 1984 until 1993, he was a partner in the New York law firm of Reid & Priest, and served as initial director of its real estate group. Mr. Ullman received an A.B. from Harvard University, an M.B.A. from the Columbia University Graduate School of Business and a J.D. from the Columbia University School of Law where he was a Harlan Fiske Stone scholar. He also served in the U.S. Marine Corps. He has lectured and written several books, monographs and articles on investment in U.S. real estate, and is a former adjunct professor of business at the NYU Graduate School of Business. He also serves on the boards of several charities, is a member of the Development Committee of the U.S. Holocaust Memorial Museum, and has received several awards for community service. From 2005 to date, Mr. Ullman, a past regional winner, has served as a National Judge for the Ernst & Young LLP Entrepreneur of the Year Award Program.

1998

Roger M. Widmann	69

Mr. Widmann, a director since 2003 and a member of the Compensation (Chair) and Nominating/Corporate Governance Committees, is an investment banker. He was a principal of the investment banking firm of Tanner & Co., Inc. from 1997 to 2004. From 1986 to 1995, Mr. Widmann was a senior managing director of Chemical Securities, Inc., a subsidiary of Chemical Banking Corporation (now JPMorgan Chase Corporation). Prior to joining Chemical Securities, Inc., Mr. Widmann was a founder and managing director of First Reserve Corporation, the largest independent energy investing firm in the U.S. Previously, he was senior vice president with the investment banking firm of Donaldson, Lufkin & Jenrette, responsible for the firm’s domestic and international investment banking business. He had also been a vice president with New Court Securities (now Rothschild, Inc.). He was a director of Lydall, Inc. (listed on the New York Stock Exchange), a manufacturer of thermal, acoustical and filtration materials, from 1974 to 2004, and its chairman from 1998 to 2004. He is a director of Standard Motor Products, Inc., a manufacturer of automobile replacement parts and GigaBeam Corporation, a manufacturer of “last mile” wireless transmission systems. He is also a senior moderator of the Aspen Seminar at The Aspen Institute, and is a board member of the March of Dimes of Greater New York and of Oxfam America. Mr. Widmann received an A.B. from Brown University and a J.D. from Columbia University.

2003

CORPORATE GOVERNANCE PRINCIPLES

Independent Directors

Pursuant to rules of the New York Stock Exchange and applicable law, a majority of the Company’s directors must be independent as specified therein. As a result, the Board undertook a review of the independence of the Company’s directors. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Transactions with Related Persons” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationship or transaction was inconsistent with a determination that the director is independent.

As the result of this review, the Board affirmatively determined that each of Messrs. Burns, Kirk, Miller and Widmann and Ms. Hootkin is independent of the Company and its management. The Board determined that none of these independent directors had any material relationships with the Company. The directors who are not independent are Messrs. Ullman and Homburg.

Corporate Governance Principles and Committee Charters

Our Board of Directors has adopted a comprehensive set of corporate governance principles to reflect its commitment to corporate governance and the role of such principles in building and sustaining stockholder value. These principles are discussed more fully below and are set forth in our Code of Business Conduct and Ethics and the committee charters for our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. These documents are available on our website at www.cedarshoppingcenters.com or by written request to the Company, attention: Investor Relations, 44 South Bayles Avenue, Port Washington, NY 11050-3765.

Code of Business Conduct and Ethics

All of our employees, including our chief executive officer, chief financial officer and chief accounting officer, and our Directors are required to comply with our Code of Business Conduct and Ethics. Our Code is available on our website. It is our intention to disclose any amendments to, or waivers from, any provisions of this Code as it applies to our chief executive officer, chief financial officer and chief accounting officer on our website within three business days of such amendment or waiver.

Audit Committee

The Board of Directors has established an Audit Committee consisting of James J. Burns, Pamela N. Hootkin and Everett B. Miller, III. The charter of the Audit Committee is available on the Company’s website. All the members of the Audit Committee are independent under the rules of the New York Stock Exchange and applicable law. Each of Mr. Burns and Ms. Hootkin is qualified as an audit committee financial expert within the meaning of applicable law and the Board has determined that each of them has accounting and related financial management expertise under the rules of the New York Stock Exchange. The functions of this committee include engaging and discharging of the independent registered public accounting firm, reviewing with the independent registered public accounting firm the plan and results of the auditing engagement, reviewing the independence of the independent registered public accounting firm and reviewing the range of audit and non-audit fees.

Compensation Committee

The Board of Directors has established a Compensation Committee consisting of James J. Burns, Paul G. Kirk, Jr., Everett B. Miller, III and Roger M. Widmann, all of whom are independent. This committee reviews and approves the compensation and benefits of executive officers and directors, administers and makes recommendations to the Board of Directors regarding executive and director compensation and stock incentive plans, and produces an annual report on executive compensation for inclusion in the proxy statement.

Nominating/Corporate Governance Committee

The Board of Directors has established a Nominating/Corporate Governance Committee consisting of James J. Burns, Pamela N. Hootkin, Paul G. Kirk, Jr., and Roger M. Widmann, all of whom are independent. This committee develops and recommends to the Board of Directors a set of corporate governance principles, adopts a code of ethics, adopts policies with respect to conflicts of interest, monitors compliance with corporate governance requirements of state and federal law and the rules and regulations of the New York Stock Exchange, establishes criteria for prospective members of the Board of Directors, conducts candidate searches and interviews, oversees and evaluates the Board of Directors and management, evaluates from time to time the appropriate size and composition of the Board of Directors and formally proposes the slate of Directors to be elected at each Annual Meeting of Stockholders.

Nomination of Directors

The Nominating/Corporate Governance Committee is responsible for the selection and nomination of directors. The Committee has adopted a policy to consider nominees recommended by stockholders of the Company. Stockholders who wish to recommend a nominee should send nominations directly to the Nominating/Corporate Governance Committee, at the principal executive offices of the Company, that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including the nominee’s name, business experience and consent to be nominated for membership on our Board of Directors and to serve if elected by the stockholders. The recommendation must be received not later than the date for stockholder proposals set forth herein under “Other Matters—Stockholder Proposals.” We did not receive for this Meeting any recommended nominees for director from any of our stockholders, other than from our directors. We do not currently pay any fees to third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director. The Nominating/Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders.

Once the Nominating/Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience and report its findings to the Board. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company’s guidelines, including:

•	the ability of the prospective nominee to represent the interests of the stockholders of the Company;
•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards and other professional experience to enhance the Board’s effectiveness;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the business of the Company; and
•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees, customers and communities.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether the person should be considered for a Board position, and one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

There would be no differences in the manner in which the Nominating/Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Committee.

Board Meetings

In the fiscal year ended December 31, 2008, there were ten meetings of the Board of Directors, four meetings of the Audit Committee, five meetings of the Compensation Committee and six meetings of the Nominating/Corporate Governance Committee. Each Director of the Company attended in excess of 75% of the total number of meetings of the Board of Directors and committees on which he or she served. Board members are encouraged to attend our Annual Meeting of Stockholders. All of our Directors attended our 2008 Annual Meeting.

Communications with the Board

The Nominating/Corporate Governance Committee of the Board approved a process for handling letters received by the Company and addressed to non-management members of the Board. Stockholders and other parties interested in communicating with any Directors of the Company (or the Board as a group), may do so by writing to the Secretary of the Company, at the Company’s principal executive offices. The Secretary will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the Secretary’s opinion, deals with the functions of the Board or committees thereof or that he otherwise determines to require the Board’s attention. The Board, or any member thereof, may at any time request that copies of all such correspondence be forwarded to the Board.

Correspondence relating to accounting, internal controls or auditing matters is handled by the Audit Committee in accordance with its procedures.

The non-management directors of our Board meet in executive session several times during the year, generally on the same day as regularly scheduled meetings of the Board of Directors or as considered necessary or appropriate. Mr. Kirk has been chosen by the non-management Directors to be the independent lead director and to preside at each such meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

In 2004, shortly after completion of a significant offering of our common stock, we formulated a preliminary compensation philosophy that was designed to provide a market-competitive, performance-based compensation package consisting of base salary, annual bonuses and long-term equity awards for performance. Since then, our Compensation Committee has designed and implemented this compensation program for the chief executive officer, or CEO, and other executives. The Committee evaluates the performance of the CEO and determines his compensation in light of the goals and objectives of the compensation program, based on all the criteria discussed herein. Based on initial recommendations and input from the CEO, the Committee assesses the performance of the other executives and determines their compensation. Our Compensation Committee retained a compensation consulting firm, Chernoff Diamond & Co., LLC, to assist our Committee in implementing the compensation policy. The consultant provides to our Committee relevant market data about our peer companies and makes recommendations as to compensation matters. The discussion under this Compensation Discussion and Analysis relates to the CEO and the other named executive officers included in the Summary Compensation Table.

Compensation Objectives

As set forth in its Charter, the Committee’s compensation philosophy is to align executive compensation with the interests of stockholders, attract, retain and motivate a highly competent team of executives, link pay to performance, achieve a balance between short-term and long-term results, teamwork and individual contributions and utilize equity as a significant reward for performance.

The Committee uses three components in establishing executive compensation, namely base salary, annual bonuses and long-term equity compensation. As a result, two key elements of compensation depend upon the performance of the executive, including (a) an annual bonus that is based on an assessment of the executive group’s performance against pre-determined measures within the context of our overall performance, a portion of which is paid in shares of stock of the Company that are subject to a three-year vesting and continued service, and (b) equity compensation in the form of full value shares, with 50% vesting on the third anniversary if the employee is still employed by the Company, and the remaining 50% that are earned if a three-year total stockholder return target is achieved. Salary is intended to be commensurate with the executive’s scope of responsibility and effectiveness. Bonuses are designed to reward annual results. Long-term equity compensation focuses on our Company achieving long-term sustained results. We attempt to retain our executives by rewarding the executives with long-term equity only if the executive remains with us for the entire three-year performance period. The policy for allocating between either cash and non-cash compensation or short-term or long-term compensation is established on an annual basis. The Committee determines the appropriate level and mix of compensation. The Committee also considers the individual components of compensation, as well as the total compensation received by each named executive officer, relative to such officer’s performance, the peer group and each other (i.e., internal equity) in making its determination. The Company does not provide material perquisites or supplemental retirement benefits. The Committee has not utilized tally sheets or wealth accumulation in evaluating compensation, but it may do so in the future.

Implementation

The consultant selected a peer group of 16 equity REITs with a business focus similar to ours, a majority of which are our direct competitors. The data that was obtained for these companies was for the 2007 fiscal year. The peer group selected by the consultant (which was unchanged from the prior year) was reviewed and approved by the Chairman of the Committee and the Chief Executive Officer of the Company and consisted of the following companies:

Agree Realty Corp. Hersha Hospitality Trust Kite Realty Group Trust Ramco Gershenson Properties Trust First Potomac Realty Trust Acadia Realty Trust Saul Centers Inc. Glimcher Realty Trust

Inland Real Estate Corp.
Tanger Factory Outlet Centers Inc.
Ashford Hospitality Trust Inc.
Lexington Realty Trust
National Retail Properties, Inc.
Pennsylvania Real Estate Investment Trust
Washington Real Estate Investment Trust
Cousins Properties Inc.

Since we had a market capitalization that was among the smaller of such peers, the Committee determined to utilize the median of the peer group as an indication of target market position. With respect to the long-term compensation, the consultant determined that restricted stock was used more widely among the peer group than stock options, as is the practice of our Company. Although comparisons of compensation paid to our named executive officers relative to compensation paid to similarly situated executives in our peer group assists the Committee in determining compensation, the Committee evaluates compensation based on the corporate objectives discussed above.

Based on its review of compensation amounts for 2007, the consultant reviewed the total compensation for the named executive officers (consisting of base salary, annual bonus and value of long-term equity grants). The Committee concluded that base salary and bonus were about equal to the median of the peer group, while long-term equity was significantly below the median of the peer group. The Committee concluded that it was appropriate to increase long-term equity compensation significantly in 2009.

Base Salary

Base salaries for our named executive officers depend on the scope of their responsibilities and their performance. Base salary is designed to compensate the executives for services rendered during the year. These salaries are compared to amounts paid to the executive’s peers outside our company. Salary levels are typically considered annually as part of the Committee’s performance review process and increases are based, in part, on the Committee’s assessment of the performance of the executive. Due to the growth and performance of our Company and other factors, the Committee determined that base salary for 2009 for each of the named executive officers would be increased by 4%.

Annual Bonus

The Committee seeks to align the interests of the named executive officers by evaluating executive performance on the basis of specified financial tests. Target bonuses for 2008 were established according to the executive’s level of responsibility, which were 100%, 79%, 100%, 71% and 79% of the base salaries for Mr. Ullman, Mr. Kreider, Mr. Richey, Ms. Walker and Ms. Mozzachio, respectively. Of the bonus for the CEO, 30% would be discretionary and tied to strategic planning, governance, relationship with the Board of Directors, succession planning and other factors deemed relevant by the Committee. The Committee attempts to achieve an appropriate mix between cash payments and equity awards.

As part of its continuing review of appropriate performance measures in 2007, the Compensation Committee determined that the bonus award should be based primarily on a calculation of the Company’s adjusted funds from operations (“AFFO”), as defined below. The Committee believes that such AFFO calculation is the appropriate benchmark for incentive compensation. For 2008, the Committee set $1.06 per share of AFFO as the performance target for receiving the bonus, an increase over the $0.992 per share of AFFO realized by the Company in 2007. The payout scale for 2008 was a 3% reduction in bonus for every $.01 below $1.03; if $1.03 to $1.06, then a reduction of 1% for every $.01 below $1.06; and if AFFO is more than $1.06, then the target plan bonus plus an increase of 3% for every $.01 above $1.06. No bonus would be paid if our actual results were less than $.90 per share. The maximum payout would be 200% of the target bonus. AFFO is defined as funds from operations (“FFO”), as reduced by straight-line rents and amortization of intangible lease liabilities, increased by non-real estate amortization and the effect of restricted stock awards and subject to other adjustments.

Each year, a portion of the annual bonus is deferred in the form of restricted stock to be issued in accordance with the terms of our 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”), which is discounted 15% from the market price and which cliff vests on the third anniversary of the grant date, subject to acceleration of vesting under the 2004 Stock Incentive Plan upon retirement, death or disability or upon the occurrence of a change in control. For 2008, the portion of annual bonus allocated to restricted stock was 33-1/3%.

Actual AFFO for 2008 was determined to be $0.963 per share after further adjustment, which, after applying the payout scale described above, resulted in a 24% reduction from the base amount of the target bonus for the named executive officers. The number of shares applicable to the restricted stock portion of such adjusted annual bonus was in turn increased by the effect of the discount from the market price of such shares on the date of grant.

Long-Term Compensation

The Committee determined that long-term incentive compensation would be in the form of a combination of time-based and performance-based restricted stock to be issued in accordance with the terms of our 2004 Stock Incentive Plan, with performance measured against an agreed-upon three-year total stockholder return (“TSR”) target. TSR was selected since it ties this portion of the compensation to stockholder value, with the total value of these awards corresponding to stock price appreciation and dividends. It was determined to use different criteria for long-term compensation than for annual bonuses, with TSR having a longer-term focus than annual AFFO. For 2006, such compensation was paid by the granting of restricted stock under the 2004 Stock Incentive Plan, with 50% vesting on the third anniversary if the employee was still employed by the Company, and the remaining 50% to vest if the TSR over the three year period of 2006-2008 averaged 8% or more per year for the three years. For 2007 and 2008, the Committee determined to use the same dollar amounts as for 2006, with 40% to be based on time and 60% on performance, subject to the same vesting requirements. For 2009, and based on the recommendation of its consultant, the Committee substantially increased the amount of long-term equity awards granted to most of the named executive officers. As the result, the total awards were increased from $1,100,000 to $1,945,000, with 25% of such awards to be based on time and 75% based on performance, subject to the same vesting requirements used in prior years. The Committee also concluded for the 2009 award that performance-based criteria would be determined using two different standards, namely a three-year TSR target and a comparison of TSR for the three-years 2009-2011 to the median of the TSR for such years for the Company’s peer group as reported by NAREIT, Bloomberg or another financial service selected by the Committee. The TSR for such three-year period was set at an average of 6% or more over such three years. It was determined that for every one percent (or fraction thereof) above or below such level achieved by the Company, the percentage of equity awards would be increased or decreased by one percent (or fraction thereof); provided that the Company’s TSR above the peer group would be capped at 20% and if the Company’s TSR was more than 20% below the peer group, then no awards would be earned. Dividends, if declared by the Board, are paid on the shares issued as restricted stock even though such stock has not vested. TSR is determined by adding dividends paid during the year to the change in stock price for such year, with the stock price to be measured as the average closing price for the last 20 trading days of the year. This would be measured for the complete three-year period. Stock awards are based on both performance and continued service with us, subject to acceleration of vesting upon retirement, death or disability or upon a change in control. In order for the stock to be earned, we must achieve TSR goals within the three-year performance period and the employee must remain employed by us for such three years. Our practice is to determine the dollar amount of equity compensation to be granted and then to grant a number of full value shares that have a fair market value equal to that amount on the first trading day of the year for which the grant is made. Fair market value is determined by selecting the closing price of our common stock applicable to the relevant grant dates. The Committee reserved the right to establish different criteria for grants in future years. Historically, our practice has been to issue restricted stock and not to grant stock options. Aside from some minor grants of stock options in 2001, we have not granted any stock options.

With respect to the awards granted in 2006, the Company did not attain an average 8% TSR for the three-year period ended December 31, 2008, with TSR being –10.9%. As the result, none of the performance-based restricted shares granted in 2006 would have vested.

The Committee discussed in detail the results of the Company for such three years and noted that factors outside of the Company’s control resulted in the failure to achieve the requisite return. The Committee believed it important and appropriate to also consider the performance of the Company as compared to its peers. The Company’s performance was compared to its peers (the same peer group used in evaluating compensation for the executives of the Company). Based on this comparison, the Company substantially outperformed its peers during such three-year period.

As the result of outperforming its peers and given the unusual difficult economic conditions that have arisen, the Committee felt it was appropriate to vest some of the performance awards, noting that these awards were to be paid all in stock and not in cash. As the result, the Committee agreed to vest 40% of the performance awards for each executive (an aggregate of 14,001 shares).

Perquisites

The only material perquisite provided to our named executive officers either is reimbursement for use of an automobile for business purposes or the leasing of automobiles directly by the Company for an executive’s benefit since the executives need such vehicles for frequent travel to and from the Company’s numerous shopping centers. No other material perquisites are provided. Since the perquisites are de minimus, the Committee does not focus on them.

Retirement Benefits

Named executive officers participate in the Company’s tax qualified 401(k) plan providing for employer and employee contributions.

We do not provide any supplemental retirement benefits for the named executive officers.

Employment Agreements

We entered into employment agreements with the named executive officers and other officers commencing in 2003 and with our new chief financial officer in 2007. Each of these agreements has change in control provisions that are designed to promote stability and continuity of senior management. These agreements, including change in control payments, were negotiated on an arms-length basis and are more fully described in “Employment Agreements with Named Executive Officers.” The Committee does not believe these provisions will adversely affect the interests of our shareholders in the event of a change in control.

Stock Ownership Guidelines

In March 2007, the Committee established target stock ownership guidelines for our named executive officers to more closely align their interests with our shareholders. The number of shares of our common stock that is targeted to be owned is set at a multiple of the executive’s base salary. For the chief executive officer, the multiple is four times base salary, while for the other named executive officers the multiple is two times base salary. The chief executive officer exceeds this level, while the other named executive officers have until March 2011 to reach such level.

We also established target ownership guidelines for our directors. For each director who has served as a director for at least four years, such director is expected to own shares of our common stock totaling not less than the number of shares constituting the equity portion of his annual retainer for the previous four years. All our directors meet such guidelines except for Ms. Hootkin who became a director in June 2008.

Tax Deductibility of Compensation

The financial reporting and income tax consequences to the Company of the compensation components for the executive officers are considered by the Committee in analyzing the level and mix of compensation. The Internal Revenue Code of 1986, as amended (the “Code”), was amended in 1993 with respect to the ability of publicly-held corporations such as the Company to deduct compensation in excess of $1,000,000 per individual, other than performance-based compensation. The Compensation Committee continues to evaluate the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers.

Executive Compensation

The following table sets forth certain information regarding compensation paid by the Company to its chief executive officer, chief financial officer and to each of its three other most highly compensated executive officers whose salary and bonus for 2008 exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary (1) ($)	Bonus (1)(2) ($)	Stock Awards (3) ($)	All Other Compensation (4) ($)	Total ($)
Leo S. Ullman President and Chief Executive Officer	2008 2007 2006	479,719 456,875 425,000	385,752 428,337 514,568	338,027 275,866 212,156	20,500 39,387 16,922	1,223,998 1,200,465 1,168,646
Lawrence E. Kreider, Jr.(5) Chief Financial Officer	2008 2007	350,000 331,731	271,463 145,138	192,539 84,611	18,388 5,000	832,390 566,480
Thomas B. Richey Vice President	2008 2007 2006	282,188 268,750 250,000	226,914 302,349 363,230	257,835 152,027 87,315	17,066 20,117 10,718	784,003 743,243 711,263
Brenda J. Walker Vice President	2008 2007 2006	282,188 268,750 250,000	160,825 166,292 199,782	77,876 68,541 47,128	17,258 27,205 12,150	538,147 530,788 509,060
Nancy H. Mozzachio Vice President	2008 2007 2006	253,969 241,875 225,000	160,825 176,875 211,876	(15,873) 61,713 22,667	12,955 14,805 9,060	411,876 495,268 468,603

(1)

In 2006, all of the named executives contributed (a) a portion of their cash bonus to the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan, and (b) a portion of their salaries to the Company’s 401(k) Savings Plan. In 2007 and 2008, all of the named executives other than Messrs. Ullman and Kreider contributed a portion of their cash bonus to the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan; in addition, all of the named executives contributed a portion of their salaries to the Company’s 401(k) Savings Plan.

(2)

This column represents the total bonus earned in 2008, 66-2/3% of which was paid in cash and 33-1/3% of which was paid in the form of restricted shares of common stock issued at a 15% discount to the market price as of the close of business on March 19, 2009 (the date the Compensation Committee determined the amount of such bonus) as follows:

	Target Bonus Calculation
Name	Base Amount	Achievement Adjustment (-24%)	Effect of Market Price Discount	Net Earned
Leo S. Ullman	$479,719	$(115,133)	$21,166	$385,752
Lawrence E. Kreider, Jr.	287,539	(35,017)	18,941	271,463
Thomas B. Richey	282,188	(67,725)	12,451	226,914
Brenda J. Walker	200,000	(48,000)	8,825	160,825
Nancy H. Mozzachio	200,000	(48,000)	8,825	160,825

This column also represents (a) the total bonus earned in 2007, 50% of which was paid in cash and 50% of which was paid in the form of restricted shares of common stock issued at a 15% discount to the market price as of the close of business on January 2, 2008 and (b) the total bonus earned in 2006, 40% of which was paid in cash and 60% of which was paid in the form of restricted shares of common stock issued at a 15% discount to the market price as of the close of business on January 2, 2007. These shares vest on the third anniversary of the grant dates, or March 19, 2012, January 2, 2011 and January 2, 2010, respectively.

(3)

This column represents the dollar amount charged (credited) to operations for financial statement reporting purposes during 2008, 2007 and 2006 with respect to all restricted stock grants (those granted in the respective years as well as for prior years), in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS 123R”), as adjusted for fluctuations in the market value of the Company’s common stock in accordance with the provisions of the Emerging Issues Task Force No. 97-14, “Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested” (“EITF 97-14”). A portion of the restricted share grants is subject to market conditions, i.e., they are tied to total stockholder return, as described in the Compensation Discussion and Analysis (“CDA”), which reduces the grant-date fair value under SFAS 123R. For additional information, see Note 2, “Summary of Significant Accounting Policies – Stock-Based Compensation”, to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.

(4)	Consists of matching contributions and other payments made by the Company related to its 401(k) plan.
(5)	Mr. Kreider was appointed as Chief Financial Officer effective June 20, 2007.

Employment Agreements With Named Executive Officers

The Company has entered into employment agreements, as amended, with each of the named executive officers, Messrs. Ullman, Kreider and Richey and Ms. Mozzachio and Ms. Walker. The annual base salary established for each of these officers for 2009 is $499,000, $364,000, $293,500, $264,250 and $293,500, respectively.

Each agreement initially was for a term of four years expiring October 31, 2007, except for Mr. Kreider that was for four years expiring June 2011 and for Ms. Mozzachio that was for two years. Commencing October 1, 2007, and on each October 1 thereafter, Mr. Ullman’s agreement is automatically extended for successive one year periods unless either the Company or Mr. Ullman, by notice given at least 60 days prior to the scheduled termination, elects not to so extend the agreement. Thus, Mr. Ullman’s term is effectively a three-year evergreen term. Mr. Richey’s agreement was amended to provide that it terminates on October 31, 2010, while Ms. Mozzachio’s and Ms. Walker’s agreements were amended to provide that they expire October 31, 2009. The Company has approved extensions of Ms. Mozzachio’s and Ms. Walker’s agreements to have them expire October 31, 2010.

Effective June 20, 2007, the Company entered into an employment agreement with Mr. Kreider. Upon the effectiveness of the agreement, Mr. Kreider was paid $150,000 and received 20,000 shares of restricted common stock of the Company which cliff vest on the third anniversary of grant. Mr. Kreider also participates in the Company’s annual bonus plan for senior executive officers, with his initial bonus for 2007 targeted at an annualized amount of $275,000. Payment of the bonus was guaranteed for one year. In addition, Mr. Kreider participates in the Company’s long-term incentive compensation plan pursuant to which he received grants of restricted stock valued at $275,000 for the first year. Payment of the long-term incentive compensation was guaranteed for one year.

If Mr. Kreider’s employment shall be terminated by the Company without cause or by Mr. Kreider for good reason, he will be entitled to receive a lump sum cash payment equal to two and one-half times his annual base salary and average annual bonus for the preceding two years, his health insurance benefits will be continued for 12 months and the vesting of all restricted stock will be accelerated.

Under each agreement, an executive’s employment agreement will terminate automatically upon the retirement, death or disability of such executive, without payment of any additional compensation, except that under the 2004 Stock Incentive Plan all unvested Restricted Shares will immediately become fully vested. Upon the termination of employment by the Company with cause or by the executive without good reason, no additional compensation will be due to such executive. In the event of termination of an agreement by the Company without cause or by the executive for good reason, or, in the case of Mr. Ullman the Company elects not to extend his employment on October 1, 2009 or on any October 1 thereafter, the executive is entitled to receive from the Company within five days following termination:

•	Any earned and unpaid base salary;
•	A lump sum cash payment of two and one-half times (2.99 times with respect to Mr. Ullman) the executive’s annual base salary and average annual bonus for the preceding two years;
•	Continuation of health insurance benefits for 12 months (to be reduced to the extent the executive receives comparable benefits); and
•	Acceleration of vesting of all options, restricted shares and other awards.

The named executive officers (other than Mr. Kreider) will also be entitled to be grossed up, on an after-tax basis, for any excise taxes imposed under the Code on any excess parachute payments that they receive in connection with the benefits and payments provided to them in connection with any change in control.

Good reason means:

•	Material breach by the Company of the employment agreement;
•	A material reduction in the executive’s duties or responsibilities;
•	The relocation of the executive or the headquarters of the Company to any location outside of the New York City metropolitan area; or
•	A change in control of the Company.

Each employment agreement also provides that each executive will not compete with the Company or hire any employees of the Company for a period of one year after the termination of the executive’s employment, unless employment is terminated by the Company without cause or by the executive for good reason.

If employment of any of our named executive officers is terminated by the Company without cause or by the executive for good reason in a situation not involving a change in control, the chart below sets forth the severance payments that would have been made based on a hypothetical termination date of December 31, 2008 and using the closing price of our stock on that date. These amounts are estimates and the actual amounts to be paid can only be determined at the time of the termination of the executive’s employment.

Termination of Employment Without Change In Control

Name	Cash Compensation (Salary and Bonus) ($)	Value of Accelerated Vesting of Stock Awards ($)	Medical and Other Benefits ($)	Total ($)

Leo S. Ullman	2,651,422	684,217	12,963	3,348,602
Lawrence E. Kreider, Jr.	1,395,751	206,718	12,963	1,615,432
Thomas B. Richey	1,367,048	328,684	16,594	1,712,326
Brenda J. Walker	1,114,365	178,939	5,909	1,299,213
Nancy H. Mozzachio	1,057,047	151,394	12,963	1,221,404

If employment of any of our named executive officers is terminated in connection with a change in control, the chart below sets forth the change in control payments that would have been made based on a hypothetical termination date of December 31, 2008 and using the closing price of our stock on that date. These amounts are estimates and the actual amounts to be paid can only be determined at the time of the termination of the executive’s employment.

Termination of Employment In Connection With Change In Control

Name	Cash Compensation (Salary and Bonus) ($)	Value of Accelerated Vesting of Stock Awards ($)	Tax Gross Up ($)(1)	Medical and Other Benefits ($)	Total ($)

Leo S. Ullman	2,651,422	684,217	1,425,403	12,963	4,774,005
Lawrence E. Kreider, Jr.	1,395,751	206,718	N/A	12,963	1,615,432
Thomas B. Richey	1,367,048	328,684	705,623	16,594	2,417,949
Brenda S. Walker	1,114,365	178,939	512,429	5,909	1,811,642
Nancy H. Mozzachio	1,057,047	151,394	493,725	12,963	1,715,129

______________

(1)

Upon a change in control, several of the Company’s executives may be subject to certain excise taxes under Section 280G of the Code. The Company has agreed to reimburse the affected executives (except for Mr. Kreider) for those excise taxes as well as for any income and excise taxes payable by the executives as a result of any such reimbursement. The amounts in this column are based on an excise tax rate of 20% and a total income tax rate of 40% to cover federal, state and other payroll-related taxes.

Equity Awards

The following table sets forth certain information with respect to the grant of equity awards for the fiscal year ended December 31, 2008.

GRANTS OF PLAN-BASED AWARDS FOR YEAR ENDED DECEMBER 31, 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Full Fair Value (5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (1)	Maximum (#)

Leo S. Ullman						29,791(2)		19,861(3)			380,236
Lawrence E. Kreider, Jr.						7,217(2)		4,811(3) 13,337(4)			294,542
Thomas B. Richey						11,917(2)		7,944(3)			152,094
Brenda J. Walker						5,065(2)		3,376(3)			64,639
Nancy H. Mozzachio						2,979(2)		1,986(3)			38,022

(1)

With the exception of Mr. Kreider, dividends were paid on such shares from January 1, 2008, the date the shares were granted, even though the stock certificates representing such shares were not issued until a subsequent date. For Mr. Kreider, dividends were paid on such shares from June 20, 2008, the date the shares were granted and issued.

(2)

These are restricted shares granted to the named executives that will vest at the end of a three-year performance period (commencing January 1, 2008 and ending December 31, 2010) which are market and cash-return driven and therefore completely at risk. See the CDA for a description of the performance goals.

(3)	These are restricted shares granted to the named executives representing the time-based portion of long-term compensation (see CDA) that will vest three years from the date of grant.
(4)	These are restricted shares granted to the named executive representing the stock portion of his annual bonus (see CDA) that will vest three years from the date of grant.
(5)

This column shows the grant date full fair value of restricted share grants to the named executives for 2008 under SFAS 123R (does not include the restricted share portion of the 2008 bonus, which was granted effective March 19, 2009, but which is included in the Summary Compensation Table for 2008). The applicable shares for Messrs. Ullman, Kreider and Richey and Ms. Walker and Ms. Mozzachio were 68,275, 20,765, 40,162, 28,465 and 28,465, respectively. For restricted share grants, fair value is determined (1) for time-based grants as the market price of the Company’s common stock on the date of grant and (2) for market/performance-based grants by an independent appraisal.

No options were granted by the Company or exercised during the fiscal year ended December 31, 2008. The following table sets forth certain information with respect to option exercises and option values and stock awards for the fiscal year ended December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR–END DECEMBER 31, 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (11)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Leo S. Ullman	3,333			10.50	7/10/2011	17,768(2) 20,646(3) 12,399(4) 4,729(5) 42,853(6)	125,797 146,174 87,785 33,481 303,399	18,599(9) 29,791(10)	131,681 210,920
Lawrence E. Kreider, Jr.						39,164(7) 18,148(8)	277,281 128,488	7,217(10)	51,096
Thomas B. Richey						7,107(2) 14,574(3) 4,960(4) 907(5) 24,173(6)	50,318 103,184 35,117 6,422 171,145	7,440(9) 11,917(10)	52,675 84,372
Brenda J. Walker	3,333			10.50	7/10/2011	3,021(2) 8,016(3) 2,108(4) 775(5) 12,302(6)	21,389 56,753 14,925 5,487 87,098	3,162(9) 5,065(10)	22,387 35,860
Nancy H. Mozzachio						1,777(2) 8,501(3) 1,240(4) 730(5) 11,480(6)	12,581 60,187 8,779 5,168 81,279	1,860(9) 2,979(10)	13,169 21,091

(1)	Based on the closing price of a share of common stock on December 31, 2008.
(2)	These shares vest on October 25, 2009.
(3)	These shares vest on January 2, 2010.
(4)	These shares vest on February 16, 2010.
(5)	These shares vest on November 13, 2010.
(6)	These shares vest on January 2, 2011.
(7)	These shares vest on June 20, 2010.
(8)	These shares vest on June 20, 2011.
(9)	These shares vest on December 31, 2009.
(10)	These shares vest on December 31, 2010.
(11)

Does not include the restricted share portion of the 2008 bonus, which was granted effective March 19, 2009, but which is included in the Summary Compensation Table for 2008. The applicable shares for Messrs. Ullman, Kreider and Richey and Ms. Walker and Ms. Mozzachio were 68,275, 20,765, 40,162, 28,465 and 28,465, respectively. These shares vest on March 19, 2012.

Compensation of Directors

Independent directors’ fees are $26,250 per year and meeting attendance fees are $1,500 and $1,000, respectively, for each Board and Committee meeting. Audit Committee members (other than the chairman) also receive a flat fee of $4,000 per year, while other committee members (other than the chairmen) receive a flat fee of $3,000 per year. The chairman of the Audit Committee receives $15,000 per year, the chairman of the Compensation Committee receives $7,500 per year and the chairman of the Nominating/Corporate Governance Committee receives $7,500 per year. The annual retainer for the lead director is $15,000. The annual Directors fees, at the option of each Director, may be paid in cash or shares of the Company’s common stock. Each Director (other than Directors who are members of management) also receives an annual grant of $40,000 of restricted stock that vests on the third anniversary of the date of grant.

The following table provides information regarding Director compensation in 2008, which reflects the compensation described above. The table does not include reimbursement of travel expenses related to attending Board and Committee meetings. Mr. Ullman does not receive additional compensation for serving as a director.

Director Compensation - 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

James J. Burns	79,750	26,348	106,098
Richard Homburg	33,750	8,903	42,653
Pamela N. Hootkin	31,904	2,243	34,147
Paul G. Kirk, Jr.	78,250	27,297	105,547
Everett B. Miller, III	52,750	8,903	61,653
Roger M. Widmann	68,596	11,977	80,573

(1)

Each director received a grant of $40,000 of restricted stock that will vest on the third anniversary of the date of grant. This column represents the dollar amount charged to operations for financial statement reporting purposes during 2008 with respect to all restricted stock grants (for 2008 as well as for prior years), in accordance with SFAS No. 123R, as adjusted for fluctuations in the market value of the Company’s common stock, in accordance with the provisions of EITF 97-14. Each of Messrs. Burns and Miller has outstanding options to purchase 3,333 shares of Common Stock of the Company. Each director has the following total number of restricted shares which have not yet vested: James J. Burns, 9,072; Richard Homburg, 9,072; Pamela N. Hootkin, 1,766; Paul G. Kirk, Jr. ,9,072; Everett B. Miller, III, 9,072; and Roger M. Widmann, 9,072. All these shares are included in the security ownership chart for directors and executive officers.

Stock Plans

The Company has in effect the 2004 Stock Incentive Plan and the 1998 Stock Option Plan (the “Option Plan”). Under the 2004 Stock Incentive Plan, as amended, a total of 2,750,000 shares of common stock may be issued. In connection with the adoption of the 2004 Stock Incentive Plan, the Company agreed that it would not issue any more options under the Option Plan. The Plans are administered by the Compensation Committee, which determines, among other things, the number of shares subject to each grant, the vesting period for each grant and the exercise price (subject to applicable regulations with respect to incentive stock options) for the awards.

The following table sets forth information at December 31, 2008 regarding the existing compensation plans and individual compensation arrangements pursuant to which the Company’s equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers, or lenders) in exchange for consideration in the form of goods and services.

Equity Compensation

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities in Column A)

Equity compensation plans approved by security holders	13,332	$10.50	2,124,029
Equity compensation plans not approved by security holders	83,333	$13.50	--
Total	96,665		2,124,029

Compensation Committee Interlocks and Insider Participation

James J. Burns, Paul G. Kirk, Jr., Everett B. Miller, III and Roger M. Widmann are members of the Compensation Committee. None of the executive officers of the Company has served on the Board of Directors or Compensation Committee of any other entity that has had any of such entity’s executive officers serve either on the Company’s Board of Directors or Compensation Committee.

Security Ownership of Certain Beneficial Owners and Management

The following is a schedule of all persons who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding common stock of the Company as of March 10, 2009:

Name and Address	Number of Shares Beneficially Owned	Percent of Stock

Inland American Real Estate Trust, Inc. Inland Investment Advisors, Inc. Inland Real Estate Investment Corporation The Inland Group, Inc. 2901 Butterfield Road Oak Brook, IL 60523	6,191,788	13.80%
Barclays Global Investors, NA Barclays Global Fund Advisors Barclays Global Investors, Ltd. Barclays Global Investors Japan Limited Barclays Global Investors Canada Limited Barclays Global Investors Australia Limited Barclays Global Investors (Deutschland) AG 400 Howard Street San Francisco, CA 94105	3,954,202	8.22%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malverne, PA 19355	3,781,851	8.43%
FMR LLC 82 Devonshire Street Boston, MA 02109	3,088,866	6.89%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,795,050	6.23%
Snyder Capital Management, L.P. and Snyder Capital Management, Inc. (1) One Market Plaza, Suite 1200 San Francisco, CA 94105	2,538,676	5.66%

_______________

(1)

According to a Schedule 13G, these shares are owned under shared dispositive power. Moreover, the direct parent company of Snyder Capital Management, L.P. (“SCMLP”), and Snyder Capital Management, Inc. (“SCMI”), is Natixis Global Asset Management, L.P. (“Natixis”). SCMI and Natixis operate under an understanding that all investment and voting decisions regarding managed accounts are to be made by SCMI and SCMLP and not by Natixis or any entity controlling it. Accordingly, SCMI and SCMLP do not consider Natixis or any entity controlling it to have any direct or indirect control over the securities held in managed accounts.

The following table sets forth information concerning the security ownership of directors, nominees for directors and named executive officers as of March 31, 2009:

Name	Number of Shares Beneficially Owned(1)	Percent of Stock(2)

Leo S. Ullman (3)	975,392	2.15%
James J. Burns (4)	25,793	*
Richard Homburg (5)	68,470	*
Pamela N. Hootkin	7,464	*
Paul G. Kirk, Jr.	16,870	*
Everett B. Miller III (4)	25,826	*
Roger M. Widmann	19,470	*
Lawrence E. Kreider, Jr.	134,468	*
Nancy H. Mozzachio	81,066	*
Thomas B. Richey	230,427	*
Brenda J. Walker (6)	230,006	*
Directors, nominees and executive officers as a group (12 persons) (7)	1,877,205	4.13%

____________________

*Less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(2)

Percentage amount assumes the exercise by such persons of all options to acquire shares of common stock or exchange of limited partnership interests in Cedar Shopping Centers Partnership, L.P. for shares of common stock and no exercise or exchange by any other person.

(3)

Includes options to purchase 3,333 shares of common stock and 296,670 limited partnership interests in Cedar Shopping Centers Partnership, L.P. exchangeable for an equal number of shares of common stock of the Company (“OP Units”). 113,245 of the shares of common stock owned by Mr. Ullman are pledged to a bank to secure loans made by such bank to Mr. Ullman.

(4)	Includes options to purchase 3,333 shares of common stock.
(5)

Includes 50,000 shares owned by subsidiaries of Homburg Invest, Inc., a company controlled by Richard Homburg for the benefit of his family. Mr. Homburg may be deemed to be the beneficial owner of all shares of common stock owned by Homburg Invest, Inc. He disclaims beneficial ownership of these shares.

(6)	Includes options to purchase 3,333 shares of common stock and 69,333 OP Units.
(7)	Includes 13,332 shares of common stock issuable on exercise of options and 366,003 OP Units.

Audit Committee Report

The Audit Committee is comprised of James J. Burns, Pamela N. Hootkin and Everett B. Miller, III, all of whom are independent directors as defined by Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. The Audit Committee operates under a written charter, which was adopted by the Board. The Audit Committee appoints the Company’s independent registered public accounting firm, presently Ernst & Young LLP (“Ernst & Young”).

Company management has primary responsibility for preparing the Company’s financial statements and the financial reporting process, including establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of internal control over financial reporting. Ernst & Young is responsible for performing an independent audit of (i) the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and (ii) the Company’s internal control over financial reporting, and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, during 2008 the Audit Committee met four times and held separate discussions with management, the accounting firm that provides internal audit services to the Company and Ernst & Young. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles. Additionally, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Ernst & Young. The Audit Committee discussed with Ernst & Young matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received and reviewed a report from the internal auditors detailing the results of such firm’s internal audit procedures and the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Committee discussed with Ernst & Young the Company’s internal quality control procedures and any material issues raised by Ernst & Young’s most recent internal quality-control review.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

In discharging its duties, during the year the Committee met with management of the Company and Ernst & Young and discussed the status of the Company’s internal control procedures and reviewed and discussed the Company’s interim unaudited consolidated financial statements for 2008 and audited financial statements for the fiscal year ended December 31, 2008. The Committee also discussed with Ernst & Young the critical accounting policies and practices used in the preparation of the Company’s audited financial statements. Management and Ernst & Young have represented to the Committee that the audited financial statements for the year ended December 31, 2008 were prepared in accordance with U.S. generally accepted accounting principles.

Based on the review and discussions with management, the internal auditors and Ernst & Young LLP, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee has recommended to the Board of Directors the inclusion of the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Audit Committee

James J. Burns

Pamela N. Hootkin

Everett B. Miller, III

Compensation Committee Report on Executive Compensation

The Compensation Committee reviewed and discussed with management of the Company the Compensation Discussion and Analysis required by the Securities Exchange Act of 1934. Based on its review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

James J. Burns

Paul G. Kirk, Jr.

Everett B. Miller, III

Roger M. Widmann

Transactions With Related Persons

With respect to approval of transactions with related persons, we have a written policy to have the Audit Committee approve any transactions between the Company and any related person. In determining whether to approve a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The Company’s principal executive offices at 44 South Bayles Avenue, Port Washington, New York are leased under two leases from a partnership owned 29% by Mr. Ullman. The leases, at rentals consistent with other leases in the building, expire over periods ending in March 2012. Rent is currently approximately $271,000 per year and escalates annually.

Mr. Ullman’s son, Frank C. Ullman, is employed by the Company as a vice president and received total compensation in 2008 of $276,400 (including a restricted stock grant of $55,000).

On December 6, 2007, the Company completed the formation of a joint venture with a wholly-owned U.S. subsidiary of Homburg Invest Inc., a publicly-traded Canadian corporation listed on the Toronto and Euronext Amsterdam Stock Exchanges (“Homburg Invest”), pursuant to an April 2, 2007 agreement, with respect to four shopping centers owned and managed by the Company at the time the agreement was entered into and five shopping centers acquired by the Company on April 4, 2007; the aggregate valuation for the nine properties was approximately $170 million. Richard Homburg, a director of the Company, is Chairman and CEO of Homburg Invest. In connection with the joint venture transaction, the independent members of the Company’s board of directors obtained appraisals in support of the transfer values of the then-owned properties. The Company holds a 20% interest in, and is the sole general partner of, the joint venture and Homburg Invest, through such subsidiary, acquired the remaining 80% interest. In connection with the transaction, the Company received $53.2 million, including closing costs and preliminary adjustments, which was used to reduce the outstanding balance on its secured revolving credit facility. Homburg Invest was paid $479,000 by the Company in 2007 with respect to funding its interest in the joint venture. The Company is entitled to a “promote” structure, applicable separately to each property, which, if certain targets are met, will permit the Company between 40% and 50% of the returns in excess of a leveraged 9.25% threshold. Additionally, the Company will receive fees for ongoing property management, leasing, construction management, acquisitions, dispositions, financings and refinancings. The joint venture transaction did not qualify as a sale for financial reporting purposes; accordingly, the Company continues to consolidate the properties.

Our articles of incorporation generally prohibit any person or group from owning more than 9.9% of our outstanding shares of stock, subject to a waiver of the limit that may be granted by our board of directors. Inland American Real Estate Trust, Inland Investment Advisors, Inc., Inland Real Estate Corporation and The Inland Group, Inc. (collectively, “Inland”) requested a waiver of this provision to permit them to acquire up to 14% of our outstanding stock. Our board of directors agreed to this waiver, contingent on Inland agreeing to various voting and other restrictions. As the result, Inland has entered into a voting agreement with us, dated as of February 13, 2008. We have previously granted a waiver of this provision to other stockholders.

Pursuant to the voting agreement, we have agreed to waive the 9.9% limit for Inland to permit purchases of additional shares by Inland such that they may acquire up to an additional 1,881,111 shares; provided, however, that they may not own collectively more than 14% of our issued and outstanding shares or voting securities. If the number of outstanding voting securities is reduced for any reason, Inland will not be required to dispose of any of their holdings even if their beneficial ownership exceeds 14% of the outstanding voting securities. If during the term of the voting agreement shares beneficially owned by Inland are sold, transferred or otherwise disposed of, then they may not reacquire any shares above the greater of (i) their then existing ownership percentage of the Company or (ii) the existing 9.9% ownership limit.

The voting agreement grants certain officers of the Company named in the voting agreement a proxy to vote all shares owned by Inland in excess of 9.9%, and Inland has agreed otherwise to cause such shares to be (a) voted in favor of any matters proposed by the Company’s board of directors and presented to the Company’s stockholders; (b) voted for all nominees for directors that have been nominated by the Company’s board of directors; (c) voted against any matters or nominees for directors not proposed by the Company’s board of directors and presented to the Company’s stockholders; and (d) duly represented, in person or by proxy, at each meeting of stockholders of the Company duly called by the Company’s board of directors.

Inland has also agreed under the voting agreement that it will not, without the prior consent of the Company’s board of directors (w) directly or indirectly or through any other person or entity, solicit proxies with respect to voting securities under any circumstance or become a “participant” in any “election contest” relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934); (x) deposit any voting securities in a voting trust, or subject any voting securities to a voting or similar agreement; (y) directly or indirectly or through or in conjunction with any other person or entity, engage in a tender or exchange offer for the Company’s voting securities made by any other person or entity without the prior approval of the Company, or engage in any proxy solicitation or any other activity with any other person or entity relating to the Company without the prior approval of the Company; or (z) become a member of a Section 13(d) group that is seeking to obtain or take control of the Company.

Unless terminated earlier by the written agreement of the parties, the voting agreement will terminate upon the earlier of (1) the sale or other disposition by Inland of all its shares in excess of 9.9%, (ii) February 13, 2018 or (iii) any action by the Company’s board of directors to revoke the waiver of the ownership limit.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during 2008 its officers, directors and holders of more than 10% of its common stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, except for Mr. Homburg. He was late in filing a Form 4. In making this disclosure, the Company has relied solely on written representations of its directors, officers and holders of more than 10% of the Company’s common stock and on copies of reports that have been filed with the Securities and Exchange Commission.

2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company has selected Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s financial statements for the years ended December 31, 2007 and 2008 and fees billed for other services rendered by such firm during the periods:

2007 Actual Fees	2008 Actual Fees
Audit fees (1)
Audit of consolidated financial statements and internal controls	$ 659,000	$ 860,000
Quarterly reviews	90,000	90,000
SEC filings, including comfort letters and consents	40,000	40,000
Total Audit Fees	789,000	990,000
Audit-Related Fees (2)
Audits and accounting consultations relating to affiliates	215,000	140,000
Total Audit-Related Fees	215,000	140,000
Total Fees	$1,004,000	$1,130,000

_____________________

(1)	Includes fees and expenses related to the annual audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.
(2)

Includes fees and expenses for services rendered from January through December, notwithstanding when the fees and expenses were billed. Such fees include (i) audits of certain joint ventures and (ii) audits of acquisitions required by the rules of the Securities and Exchange Commission.

All audit-related services and each of the other services were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s auditors was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The policy of the Audit Committee provides for pre-approval of the yearly audits, quarterly reviews and tax compliance on an annual basis. As individual engagements arise, they are approved on a case-by-case basis. The Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Consideration of these Fees

The Company’s Audit Committee has considered whether the provisions of the services covered under the categories of “Audit-Related Fees” and “All Other Fees” are compatible with maintaining the independence of Ernst & Young LLP.

The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company.

3. OTHER MATTERS

Stockholder Proposals

Proposals of stockholders intended to be presented at the Company’s 2010 Annual Meeting of Stockholders must be received by the Company on or prior to December 29, 2009 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with such meeting. Any notice of stockholder proposals received after this date is considered untimely.

OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Leo S. Ullman
Chairman of the Board
Dated: April 27, 2009

CEDAR SHOPPING CENTERS, INC.

2009 ANNUAL MEETING OF STOCKHOLDERS - June 16, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Cedar Shopping Centers, Inc., a Maryland corporation, hereby appoints Leo S. Ullman and Brenda J. Walker and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 2:30 PM on June 16, 2009, and at any adjournment or adjournments thereof (the “Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CEDAR SHOPPING CENTERS, INC.

June 16, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at – www.cedarshoppingcenters.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible

‡	Please detach along perforated line and mail in the envelope provided.			‡

☐ 00033333333000001000 3	061609–

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
		1.	To elect 7 nominees for Directors
				FOR	AGAINST	ABSTAIN
			James J. Burns	☐	☐	☐

			Richard Homburg	☐	☐	☐

			Pamela N. Hootkin	☐	☐	☐

			Paul G. Kirk Jr.	☐	☐	☐

			Everett B. Miller, III	☐	☐	☐

			Leo S. Ullman	☐	☐	☐

			Roger M. Widmann	☐	☐	☐

		2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

		3.	With discretionary authority upon such other matters as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method

	☐	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date		Signature of Stockholder		Date

☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

ANNUAL MEETING OF STOCKHOLDERS OF

CEDAR SHOPPING CENTERS, INC.

June 16, 2009

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER
ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at – www.cedarshoppingcenters.com

‡	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.				‡

☐ 00033333333000001000 3 061609

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
		1.	To elect 7 nominees for Directors
				FOR	AGAINST	ABSTAIN
			James J. Burns	☐	☐	☐

			Richard Homburg	☐	☐	☐

			Pamela N. Hootkin	☐	☐	☐

			Paul G. Kirk Jr.	☐	☐	☐

			Everett B. Miller, III	☐	☐	☐

			Leo S. Ullman	☐	☐	☐

			Roger M. Widmann	☐	☐	☐

		2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

		3.	With discretionary authority upon such other matters as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method

	☐	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:		Signature of Stockholder	Date:

☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐